                                                                    Exhibit 3.11

                          CERTIFICATE OF INCORPORATION

                                       OF

                               CCH I CAPITAL CORP.

     1. The name of the Corporation is CCHI Capital Corp.

     2. The address of the registered office of the Corporation in the State of Delaware is the 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

     3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     4. The Corporation is authorized to issue One Hundred (100) shares of Common Stock with a par value of $.01 per share.

     5. The Corporation is to have perpetual existence.

     6. The number of directors which shall constitute the whole Board of Directors shall be fixed by and to the manner provided in the Bylaws of the Corporation.

     7. In furtherance and not In limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation.

     8. Election of directors at an annual or special meeting of the stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

     9. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Section 9 shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the

                                                         State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 06:46 PM 07/09/2003
                                                     FILED 06:25 PM 07/09/2003
                                                   SRV 030452460 - 3679934 FILE
director derives an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the date of filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

          Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing in respect of any act or omission occurring prior to the time of such repeal or modification.

     10. The Corporation shall, to the fullest extent now or hereafter permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     11. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

     12. The name and mailing address of the incorporator of the Corporation is:

Name                   Mailing Address
----                   ---------------
Janeen G. Domagalski   12405 Powerscourt Drive
                       St. Louis, Missouri 63131-3660

     IN WITNESS WHEREOF, this Certificate has been signed on this 9th day of July, 2003


                                        /s/ Janeen G. Domagalski
                                        ----------------------------------------
                                        Janeen G. Domagalski, Incorporator

                          CERTIFICATE OF INCORPORATION

                                       OF

                               CCH I CAPITAL CORP.

     1. The name of the Corporation is CCH I Capital Corp.

     2. The address of the registered office of the Corporation in the State of Delaware is the 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

     3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     4. The Corporation is authorized to issue One Hundred (100) shares of Common Stock with a par value of $.01 per share.

     5. The Corporation is to have perpetual existence.

     6. The number of directors which shall constitute the whole Board of Directors shall be fixed by and in the manner provided in the Bylaws of the Corporation.

     7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation.

     8. Election of directors at an annual or special meeting of the stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

     9. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Section 9 shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the date of filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

          Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing in respect of any act or omission occurring prior to the time of such repeal or modification.

     10. The Corporation shall, to the fullest extent now or hereafter permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     11. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

     12. The name and mailing address of the incorporator of the Corporation is:

Name                   Mailing Address
----                   ---------------
Janeen G. Domagalski   12405 Powerscourt Drive
                       St. Louis, Missouri 63131-3660

     IN WITNESS WHEREOF, this Certificate has been signed on this 9th day of July, 2003.


                                        /s/ Janeen G. Domagalski
                                        ----------------------------------------
                                        Janeen G. Domagalski, Incorporator


                                        2